Exhibit 99.2

CHEM RX CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

(As adopted on January 11, 2008)

I.	Purpose

The Compensation Committee of the Board of Directors of CHEM RX CORPORATION (the “Corporation”) shall aid the Board of Directors of the Corporation (the “Board”) in meeting its overall responsibilities with regard to the oversight and determination of executive compensation including:

•	Assisting the Board with respect to the Corporation's compensation programs and compensation of the Corporation's executives; and
•	Producing an annual report of the Compensation Committee on executive compensation for inclusion in the Corporation's annual proxy statement, in accordance with applicable rules and regulations.
II.	Structure and Operations

Composition and Qualifications

The Compensation Committee (the “Committee”) shall consist of at least two members, each of whom must be a member of the Board. All members of the Committee will be independent as defined by applicable listing standards of The NASDAQ Stock Market, Inc. (the “NASDAQ”), and no director may serve on the Compensation Committee unless he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be designated by the Board annually, and each member shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Committee may be removed from the Committee, with or without cause, by a majority vote of the Board.

Unless a Chairperson is designated by the Board, the members of the Committee shall designate a single Chairperson by majority vote of the full membership of the Committee. The Chairperson will chair all sessions of the Committee and set the agendas for meetings of the Committee.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee may delegate any or all of its responsibilities to a subcommittee of the Committee and, to the extent not expressly reserved to the Committee by the Board, or by applicable law, rule or regulation, to any other committee consisting entirely of directors who meet the independence requirements of the NASDAQ listing standards, the applicable rules and regulations of the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code.

III.	Meetings

The Committee shall ordinarily meet at least two times annually, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

Any director of the Corporation who is not a member of the Committee may attend meetings of the Committee; provided, however, that any director who is not a member of the Committee may not vote on any matter coming before the Committee for a vote. The Committee also may invite to its meetings any member of management of the Corporation or the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may meet in executive session as the Committee deems necessary or appropriate.

IV.	Responsibilities and Duties

The following functions shall be common recurring activities of the Committee in carrying out its purpose set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Committee set forth in Section I of this Charter.

To fulfill its responsibilities and duties, the Committee shall, as appropriate:

Executive Officers

(1)	Establish and review the overall executive compensation philosophy of the Corporation.
(2)

Recommend to the Board on an annual basis the goals and objectives relating to compensation for the Chief Executive Officer (“CEO”), and evaluate at least once a year the CEO’s performance in light of those goals and objectives, and based on that evaluation recommend to the Board the CEO’s compensation, including salary, short-term incentive payments and long-term incentive awards. The CEO may not be present during deliberations or voting concerning the CEO’s compensation.

(3)

Recommend to the Board on an annual basis the evaluation process and compensation for the Corporation’s other executive officers, including salary, short-term incentive payments and long-term incentive awards. With respect to other executive officers, consider the CEO’s recommendations regarding compensation of the executive officers. The CEO may be present during deliberations for non-CEO executive officers, but may not vote on such matters.

(4)	Assist the Board of Directors in evaluating potential candidates for senior executive positions and oversee the development of executive succession plans.
(5)	Recommend to the Board the design and establishment, amendment and/or termination of the Corporation’s incentive compensation and other employee benefit plans for senior executives.
(6)

Review the competitiveness of executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Corporation’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Corporation’s shareholders.

(7)	Recommend to the Board policies in the area of senior management perquisites.
(8)

Recommend that the Board establish, amend or terminate any of the Corporation’s human resources policies and programs and advise the Board with respect to the status of its relationship with employees.

(9)

Recommend to the Board on an annual basis the compensation to non-management members of the Board of Directors, taking into consideration any evaluations and recommendations made by the Nominating Committee.

Monitoring Incentive and Equity-Based Compensation Plans

(1)	Perform duties delegated to the Committee by the Board under various Corporation compensation plans.
(2)	Review and oversee the administration of all employee benefit plans.
(3)	Monitor compliance by executives with the terms and conditions of the Corporation's executive compensation plans.
(4)

Select, retain, terminate and/or replace, as needed, compensation and benefits consultants and other outside experts to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant or other expert, or if the Corporation should retain a compensation consultant or other expert to assist in the evaluation of the CEO or senior executive compensation, the Committee shall have the sole authority to approve such consultant's or expert's fees and other retention terms.

Reports

(1)	Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K.
(2)

Based on its review of, and its discussions with management regarding, CD&A, recommend to the Board that the CD&A be included in the Corporation’s annual report on Form 10-K or proxy statement on Schedule 14A.

(3)	Prepare the compensation committee report required by Item 407(e)(5) of Regulation S-K for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations.
(4)

Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report.

(5)	Maintain minutes and other records of meetings and activities of the Committee, as appropriate under applicable law.
V.	Annual Charter Review

The Committee shall perform an evaluation, at least annually, of the performance of the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluation in such manner as it deems appropriate.

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